FEBRUARY 24, 2011

LETTER TO STOCKHOLDERS:

I would like to update you on the progress we are making in South Africa.  As you may be aware, we recently formed a subsidiary, GEC Africa with individuals from Johannesburg who have had many business successes and are well respected in the region.  This opportunity is aimed at increasing our sales efforts and as a driving force for our near term revenue in order to allow Global Ecology to initially expand its product offerings in both the United States and Africa.  Our Mobile PureWater System (“MPWS”) is no longer a prototype but a fully operational advanced technology.  We have added in house marketing support and engineering capability to begin the distribution of our products and services.

Our representatives traveled to South Africa on February 1st and spent approximately three weeks in the area demonstrating our water purification technology as well as introducing our soil bio-remediation process. The team demonstrated our Mobile PureWater System (“MPWS”) in real time as it produced potable water from several contaminated sources.  These demonstrations were performed in the most challenging conditions where rivers look like dark chocolate and E.Coli, streptococcus, and other dangerous pathogens are abundant.

Our group met with government officials from municipalities and water processing facilities including, The Department of Water Affairs and The South African Bureau of Standards, which has now agreed to accelerate the registration process for our licensed, proprietary formula, IMS1000.  We were well received by the consultants, engineers and the foremost authorities on environmental concerns throughout the continent.  All of the participants offered their assistance and support for GEC Africa to deploy its technology throughout countries in Africa.

Many public and private entities in Africa are seeking ways to provide safe water without the use of chlorine and our IMS1000 solution will help to accomplish this goal.  We also had discussions with two municipalities for the use of our bio-remediation technology for the processing of bio-solids from their waste water treatment facilities.  Additional uses of IMS1000 such as the de-contamination of large bodies of water, vegetable washes, poultry processing plants, and mining water reclamation are currently under discussion.

In short, the entire portfolio of Global Ecology’s technology has been eagerly received by the people we met in South Africa.  GEC Africa has now engaged several distributors to market our products and services throughout the continent.   This distribution channel under the supervision of GEC Africa is expected to accelerate the development of our coverage and produce sustainable revenue.  We are excited and very proud of the team’s initial launch into our first foreign market.

 Thank you for your continued support.

Sincerely,

/s/ Peter Ubaldi

Peter D. Ubaldi, President & CEO

FORWARD-LOOKING STATEMENTS

This release contains certain forward-looking statements (under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) with respect to the success of our joint venture in Africa, its ability to produce sales and drive revenue, and its ability to allow the Company to expand its product offering. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: the strength and financial condition of our potential customers in Africa; uncertainties relating to the financial strength of GEC Africa,  and the local  and regional economies on the continent of Africa; uncertainties regarding changes in the political and economic environments we plan to operate and sell our products in; the uncertainties relating to the implementation of our business strategy; and other risk factors as outlined in the company’s periodic reports, as filed with the U.S. Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.